APPENDIX 1 TO 12B-1 PLAN IMPLEMENTING AGREEMENT

Trust                                        Series
Liberty Funds Trust I
                  Colonial High Yield Securities Fund
                  Colonial Income Fund
                  Colonial Strategic Income Fund
                  Stein Roe Advisor Tax-Managed Growth Fund
                  Stein Roe Advisor Tax-Managed Value Fund

Liberty Funds Trust II
                  Colonial Money Market Fund
                  Colonial Intermediate U.S. Government Fund
                  Colonial Short Duration U.S. Government Fund
                  Newport Tiger Cub Fund
                  Newport Japan Opportunities Fund
                  Newport Greater China Fund

Liberty Funds Trust III
                  Colonial Select Value Fund
                  The Colonial Fund
                  Colonial  Federal Securities   Fund
                  Colonial   Global   Equity  Fund
                  Colonial International  Horizons Fund
                  Colonial  Strategic Balanced Fund
                  Colonial Global Utilities Fund
                  Crabbe Huson Small Cap Fund
                  The Crabbe Huson Special Fund
                  Crabbe Huson Equity Fund
                  Crabbe Huson Real Estate Investment Fund
                  Crabbe Huson Managed Income & Equity Fund
                  Crabbe Huson Oregon Tax-Free Fund
                  Crabbe Huson Contrarian Income Fund
                  Crabbe Huson Contrarian Fund

Liberty Funds Trust IV
                  Colonial  High  Yield  Municipal  Fund
                  Colonial  Intermediate Tax-Exempt Fund
                  Colonial  Tax-Exempt Fund
                  Colonial  Tax-Exempt Insured Fund
                  Colonial  Municipal  Money Market Fund
                  Colonial Utilities  Fund
                  Colonial  Counselor  Select  Income  Portfolio
                  Colonial   Counselor   Select  Balanced   Portfolio
                  Colonial  Counselor Select Growth Portfolio



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Liberty Funds Trust V
                  Colonial  Massachusetts  Tax-Exempt Fund
                  Colonial  Connecticut Tax-Exempt Fund
                  Colonial  California  Tax-Exempt Fund
                  Colonial Michigan  Tax-Exempt Fund
                  Colonial  Minnesota  Tax-Exempt Fund
                  Colonial New York  Tax-Exempt  Fund
                  Colonial  North  Carolina Tax-Exempt Fund
                  Colonial Ohio Tax-Exempt Fund
                  Colonial Florida Tax-Exempt Fund

Liberty Funds Trust VI
                  Colonial U.S. Growth & Income Fund
                  Colonial Small Cap Value Fund
                  Colonial Value Fund
                  Newport Asia Pacific Fund

Liberty Funds Trust VII
                  Newport Tiger Fund
                  Newport Europe Fund


By:  Nancy L. Conlin, Secretary For Each Trust



Liberty Funds Distributor, Inc.



By:  James Tambone, Chief Executive Officer

Dated: November 8, 1999


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